Phone:    800-213-0689
www.octillioncorp.com

Meetesh V. Patel, Esq.

Octillion Corp.

1050 Connecticut Ave, N.W.

10th Floor

Washington, DC 20036

News Release

Octillion Corp. Completes Name Change to New Energy Technologies, Inc.

NASDAQ Assigns Company New Stock Symbol (NENE) Effective January 14, 2009 to Finalize the Name Change

Washington, DC – January 14, 2009 – Octillion Corp. (Symbol: OCTL) announced today that it has changed its name to New Energy Technologies, Inc. (Symbol: NENE). The name change will become effective on the Over-the-Counter Bulletin Board at the opening of trading on Wednesday, January 14, 2009.

“After careful consideration, in order to more clearly represent the true nature of our business, I am pleased to announce that Octillion Corp. has a new name, New Energy Technologies, Inc.” stated Meetesh V. Patel, Esq., President and CEO of New Energy Technologies, Inc.

In recent weeks, New Energy Technologies, Inc. has accelerated its engineering efforts and unveiled early details of its designed energy capture systems.  The Company has filed initial patents with the United States Patent and Trademark Office related to its first generation devices that are capable of generating electricity by harvesting wasted energy from vehicles in motion (view New Energy Technologies’ December 16, 2008 press release, unveiling key features of the Company’s energy capture system and related patent filings:
http://www.octillioncorp.com/OCTL_20081216.html). Engineers anticipate that these devices are manufacturable, reliable, and resistant to damage from vehicles, road debris or weather.  Among key feature considerations of the systems are the important ability to:

• Adapt to the unique characteristics of different vehicles to optimize the amount of energy captured;

• Reduce or avoid potentially undesirable effects on safety, comfort of vehicle occupants, and the stability of cargo;

• Adaptively monitor or regulate the speed or acceleration (or deceleration) of vehicles

Engineers envision that wasted kinetic energy from the movement of an estimated 6,000,000 trucks and 250,000,000 cars on America’s roadways could serve as a potentially viable source for generating valuable electricity, the fastest growing form of end-use energy in the world.

America is the world’s largest consumer of electricity, according to the U.S. Energy Information Administration, with nearly 70% of the nation’s electricity generated by coal and natural gas. The environmental impact and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, clearly illustrate the urgent need for more creative, sustainable methods for generating electrical power.

In addition to its energy capture devices, New Energy Technologies, Inc. is also working towards developing photovoltaic technologies that would adapt home and office glass windows, skylights, and building facades into products capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies.

Among our activities is the development of new technologies which can: (1) Harness the kinetic energy of vehicles to generate electricity; and (2) Adapt home and office glass windows, skylights, and building facades into products capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure.

For additional information, please visit: www.octillioncorp.com

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http://www.octillioncorp.com/NENE 20090114.html

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies” or “Octillion” or “Octillion Corp.”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Octillion will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.